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                                                                     EXHIBIT 3.6

                                     BYLAWS

                                       OF

                    AMTECH AUTOMATED MANUFACTURING TECHNOLOGY

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                    AMTECH AUTOMATED MANUFACTURING TECHNOLOGY

                              APRIL 3, 1989 BYLAWS

                                   AMENDMENTS

       DATE OF
      AMENDMENT                 SECTION                         EFFECT OF AMENDMENT
7/1/99                  Article III, Section 2    The Board shall be composed of not less than one
Shareholder Action                                nor more than five Directors, the specific number
                                                  to be set by resolution of the Board or the
                                                  shareholders.
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                                     BYLAWS

                                       OF

                    AMTECH AUTOMATED MANUFACTURING TECHNOLOGY

                               ARTICLE I. OFFICES

                  The principal office of the Corporation in the State of Utah shall be located in Salt Lake City, Utah. The Corporation may have such other offices, either within or without the State of Utah, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

                            ARTICLE II. SHAREHOLDERS

                  Section 1. Annual Meeting. The annual meeting of the shareholders shall be held on Tuesday of the first week in the month of November in each year, beginning with the year 1989, at the hour of Five o'clock, p.m., or at such other time on such other day within such month as shall be fixed by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

                  Section 2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the president or by the Board of Directors, and shall be called by the president at the request of the holders of not less than one-tenth (1/10) of all outstanding shares of the Corporation entitled to vote at the meeting.

                  Section 3. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Utah, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors.

                  Section 4. Notice of Meeting. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be delivered not less than ten (10) nor more than fifty
(50) days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or other persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

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                  Section 5. Closing of Transfer Books or Fixing of Record Date.
For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the
Corporation may provide that the stock transfer books shall be closed for a stated period, not less than ten (10) days, but not to exceed, in any case, fifty (50) days. In lieu of closing the stock transfer books, the Board of
Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty
(50) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.

                  Section 6. Voting Record. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete record of the shareholders entitled to vote at each meeting of shareholders or any adjournment thereof.

                  Section 7. Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.

                  Section 8. Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney in fact.

                  Section 9. Voting of Shares. Each outstanding share entitled to vote shall be entitled to one (1) vote upon each matter submitted to a vote at a meeting of shareholders.

                  Section 10. Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                         ARTICLE III. BOARD OF DIRECTORS

                  Section 1. General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors.

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                  Section 2. Number, Tenure and Qualifications. The initial
number of directors of the Corporation shall be three. The directors shall hold office until the next annual meeting of shareholders and until their successors shall have been elected and qualified. Directors need not be residents of the
State of Utah or shareholders of the Corporation.

                  Section 3. Regular Meetings. A regular meeting of the Board of
Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Utah, for the holding of additional regular meetings without other notice than such resolution.

                  Section 4. Special Meetings. Special meetings of the Board of
Directors may be called by or at the request of the president or any two directors. The person or persons authorized to call special meetings of the Board of Directors may the place for holding any special meeting of the Board of Directors called by them, provided that all members of the board must consent to the location of any meeting held outside of the State of Utah.

                  Section 5. Notice. Notice of any special meeting shall be given at least two (2) days previously thereto by written notice delivered personally or mailed to each director at his business address. If mailed, such notice shall be deemed to be delivered 24 hours after being deposited in the United States mail, so addressed, with postage thereon prepaid. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

                  Section 6. Quorum. A majority of the number of directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

                  Section 7. Manner of Acting. The act of a majority present at a meeting shall be the act of the Board of Directors, provided a quorum is present. Members of the Board of Directors may participate in any meeting of the Board of Directors by means of conference telephone or other similar communications equipment by which all persons participating in the meeting can hear each other, and participation in a meeting under such circumstances shall constitute presence in person at the meeting.

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                  Section 8. Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

                  Section 9. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders.

                  Section 10. Compensation. By resolution of the Board of
Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

                              ARTICLE IV. OFFICERS

                  Section 1. Number. The Officers of the Corporation shall be a
President, Secretary, and a Treasurer, and may include one or more
Vice-Presidents, each of whom shall be elected by a majority of the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. In its discretion, the Board of Directors may leave unfilled for any such period as it may determine any office except those of President and Secretary.

                  Section 2. Election and Term of Office. The officers of the
Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

                  Section 3. Removal. Any officer may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person

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so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

                  Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

                  Section 5. President. The President shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. He shall, when present, preside at all meetings of the shareholders and of the Board of Directors. He may sign, either alone or with the secretary or any other proper officer of the Corporation authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time.

                  Section 6. Vice-President. In the absence of the president or in the event of his death, inability or refusal to act, the vice-president shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. A vice-president may sign, with the secretary, certificates for shares of the Corporation; and shall perform such other duties as from time to time may be assigned by the president or by the Board of Directors.

                  Section 7. Secretary. The secretary shall: (a) keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly give in accordance with the provisions of these Bylaws or as required by law;
(c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder; (e) sign with the president, or the vice-president, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned by the president or by the Board of Directors.

                  Section 8. Treasurer. The treasurer shall: (a) have charge and custody of and be responsible for all funds and

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securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these Bylaws; and (c) in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the Board of Directors.

                  Section 9. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

              ARTICLE V. CERTIFICATES FOR SHARE AND THEIR TRANSFER

                  Section 1. Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificate shall be signed by the president or vice-president and by the secretary and sealed with the corporate seal or a facsimile thereof if such seal has been adopted by the Board of Directors.

                  Section 2. Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

                             ARTICLE VI. FISCAL YEAR

                  The fiscal year of the corporation shall begin on of the 1st day of November of each year.

                             ARTICLE VII. DIVIDENDS

                  The Board of Directors may, from time to time, declare and the Corporation may pay dividends on its outstanding shares in the manner, and upon the terms and conditions provided by law and its Articles of Incorporation.

                          ARTICLE VIII. CORPORATE SEAL

                  The Board of Directors may provide a corporate seal which shall be circular in form and shall have inscribed thereon

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the name of the Corporation and the state of incorporation and the words,
"Corporate Seal".

                          ARTICLE IX. WAIVER OF NOTICE

                  Whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of these Bylaws or under the provisions of the Utah Business Corporation Act, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                              ARTICLE X. AMENDMENTS

                  These bylaws may be altered, amended or repealed and new
Bylaws may be adopted by the Board of Directors or by the shareholders at any regular or special meeting.

                           ARTICLE XI. INDEMNIFICATION

                  To the full extent permitted by law, the Corporation shall indemnify any director or officer or former director or officer of the Corporation, or any person who may have served at its request as a director or officer of another corporation in which it owns shares or of which it is a creditor, against expenses actually and reasonably incurred by him, in connection with the defense of any action, suit or proceeding, civil or criminal, in which he is made a party by reason of being or having been such director or officer, except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty; and to make such other indemnification as shall be authorized by the shareholders of the Corporation.

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